Exhibit 99.1

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Musicland Stores Corporation:

            We have audited the accompanying consolidated balance sheets of Musicland Stores Corporation (a Delaware Corporation) and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of earnings, cash flows and stockholders’ equity for each of the three years in the period ended December 31, 2000.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

            We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Musicland Stores Corporation and Subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

/s/ ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
January 16, 2001
(except with respect to the matter
discussed in Note 2, as to which
the date is January 31, 2001)

MUSICLAND STORES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

	Years Ended December 31,
	2000	1999	1998

Sales	$1,914,599	$1,891,828	$1,846,882
Cost of sales	1,200,743	1,200,993	1,190,582
Gross profit	713,856	690,835	656,300

Selling, general and administrative expenses	567,470	543,518	532,018
Depreciation and amortization	44,215	41,276	39,471
Merger related expenses	23,271	-	-

Operating income	78,900	106,041	84,811
Interest expense	19,645	22,661	30,478

Earnings before income taxes	59,255	83,380	54,333
Income taxes	18,500	25,000	16,300

Net earnings	$40,755	$58,380	$38,033

Basic earnings per common share	$1.27	$1.65	$1.10

Diluted earnings per common share	$1.25	$1.60	$1.04

See accompanying Notes to Consolidated Financial Statements.

MUSICLAND STORES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

December 31,
2000	1999
ASSETS
Current assets:
Cash and cash equivalents	$255,742	$335,693
Short-term investments	60,182	-
Inventories	451,421	444,792
Deferred income taxes	31,400	27,300
Other current assets	9,264	9,162
Total current assets	808,009	816,947

Property, net	261,198	236,550

Deferred income taxes	4,000	-
Other assets	18,609	10,077

Total Assets	$1,091,816	$1,063,574
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$480,372	$476,191
Other current liabilities	184,761	179,171
Total current liabilities	665,133	655,362

Long-term debt	258,538	258,950
Other long-term liabilities	34,922	39,904
Commitments and contingent liabilities

Stockholders’ equity:
Preferred stock ($.01 par value; shares authorized: 5,000,000; shares issued and outstanding: none)	-	-
Common stock ($.01 par value; shares authorized: 75,000,000; shares issued: December 31, 2000, 36,710,505; December 31, 1999, 36,187,454)	367	362
Additional paid-in capital	262,573	261,534
Accumulated deficit	(87,857)	(128,265)
Deferred compensation	(4,126)	(5,237)
Common stock subscriptions	(4,064)	(4,303)
Treasury stock, at cost (December 31, 2000, 4,581,940 shares; December 31, 1999, 2,015,700 shares)	(33,670)	(14,733)
Total stockholders’ equity	133,223	109,358

Total Liabilities and Stockholders’ Equity	$1,091,816	$1,063,574

See accompanying Notes to Consolidated Financial Statements.

MUSICLAND STORES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (In thousands)

	Years Ended December 31,
	2000	1999	1998

OPERATING ACTIVITIES:
Net earnings	$40,755	$58,380	$38,033
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	44,215	41,276	39,471
Disposal of property	2,034	3,886	4,287
Amortization of debt issuance costs and other	814	1,411	2,630
Other amortization	1,521	1,021	986
Deferred income taxes	(8,100)	(11,500)	(2,800)
Changes in operating assets and liabilities:
Short-term investments	(60,182)	-	-
Inventories	(6,629)	1,918	3,548
Other current assets	(102)	1,233	(1,627)
Accounts payable	4,181	23,781	107,288
Other current liabilities	6,173	24,768	41,919
Other assets	103	(1,320)	(492)
Other long-term liabilities	(4,982)	(3,730)	(5,557)
Net cash provided by operating activities	19,801	141,124	227,686

INVESTING ACTIVITIES:
Capital expenditures	(70,897)	(48,284)	(27,153)
Other investment	(9,411)	-	-
Net cash used in investing activities	(80,308)	(48,284)	(27,153)

FINANCING ACTIVITIES:
Increase (decrease) in outstanding checks in excess of cash balances	-	-	(12,061)
Net proceeds from issuance of long-term debt	-	-	144,317
Principal payments on long-term debt	(450)	-	(82,933)
Purchase of treasury stock	(19,930)	(14,733)	-
Proceeds from sale of common stock	936	368	3,420
Net cash provided by (used in) financing activities	(19,444)	(14,365)	52,743

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(79,951)	78,475	253,276

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	335,693	257,218	3,942

CASH AND CASH EQUIVALENTS AT END OF YEAR	$255,742	$335,693	$257,218

CASH PAID DURING THE YEAR FOR:
Interest	$24,908	$25,533	$24,517
Income taxes, net	32,127	23,845	855

See accompanying Notes to Consolidated Financial Statements.

MUSICLAND STORES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands)

	Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Deferred Compen- sation	Common Stock Sub- scriptions	Treasury Stock, At Cost	Total Stock- holders' Equity
	Shares	Amount
January 1, 1998	34,373	$344	$255,075	$(224,678)	$(6,998)	$(4,973)		$18,770
Net earnings				38,033				38,033
Stock options and warrants exercised and related tax benefit	1,669	16	4,366					4,382
Amortization of deferred compensation and adj. to fair market value of KSOP shares, net of tax			(9)		1,000			991
Common stock subscriptions paid and related tax benefit			1,176			630		1,806
December 31, 1998	36,042	360	260,608	(186,645)	(5,998)	(4,343)		63,982
Net earnings				58,380				58,380
Stock options and warrants exercised and related tax benefit	115	1	586					587
Issuance of restricted stock	30	1	307		(308)			-
Amortization of deferred compensation and adj. to fair market value of KSOP shares, net of tax			(29)		1,069			1,040
Common stock subscriptions paid and related tax benefit			62			40		102
Purchase of treasury stock							(14,733)	(14,733)
December 31, 1999	36,187	362	261,534	(128,265)	(5,237)	(4,303)	(14,733)	109,358
Net earnings				40,755				40,755
Stock options and warrants exercised and related tax benefit	509	5	420	(347)			993	1,071
Issuance of restricted stock	15	-	107					107
Amortization of deferred compensation and adj. to fair market value of KSOP shares, net of tax			178		1,111			1,289
Common stock subscriptions paid and related tax benefit			334			239		573
Purchase of treasury stock							(19,930)	(19,930)
December 31, 2000	36,711	$367	$262,573	$(87,857)	$(4,126)	$(4,064)	$(33,670)	$133,223

See accompanying Notes to Consolidated Financial Statements.

MUSICLAND STORES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

1.         Summary of Significant Accounting Policies

            Basis of Presentation.  The consolidated financial statements include the accounts of Musicland Stores Corporation (“MSC”) and its wholly-owned subsidiary, The Musicland Group, Inc. (“MGI”) and MGI’s wholly-owned subsidiaries, after elimination of all material intercompany balances and transactions.  MSC and MGI are collectively referred to as the “Company.”  The Company’s foreign operations in the United Kingdom, which were discontinued in 1999, and resulting foreign currency translation adjustments have not been material.  The preparation of the accompanying consolidated financial statements required management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses.  Actual results could differ from those estimates.

            Business.  The Company operates principally in the United States as a specialty retailer of home entertainment products, including prerecorded music and video, books, computer software, video games and other entertainment related products.  The Company’s stores operate under two principal strategies: (i) mall based music and video stores (“Mall Stores”), operating predominantly under the trade names Sam Goody and Suncoast Motion Picture Company, and (ii) non-mall based full-media superstores (“Superstores”), operating under the trade names Media Play and On Cue.  Because both Mall Stores and Superstores are supported by centralized corporate services and have similar economic characteristics, products, customers and retail distribution methods, the stores are reported as a single operating segment.  The Company operates stores in 49 states, the District of Columbia, the Commonwealth of Puerto Rico and the Virgin Islands.  At December 31, 2000, the Company operated a total of 1,336 stores, consisting of 1,048 Mall Stores with 4.0 million of total store square footage and 288 Superstores with 4.8 million of total store square footage.  The Company formed an e-commerce operation in 1998 and began online retailing in June of 1999.

            Cash and Cash Equivalents and Short-term Investments.  Cash equivalents consist principally of investments with original or remaining maturities of three months or less and are recorded at cost, which approximates market value.  The Company maintains cash and cash equivalents at various high quality financial institutions and limits the amount of credit exposure at any one institution.  Restricted cash amounts are not material.  The Company’s short-term investments consist of investment-grade marketable debt securities, all of which are classified as trading and recorded at fair value.

            Inventories.  Inventories are valued at the lower of cost or market.  Cost is determined using the retail inventory method, on the first-in, first-out (FIFO) basis.

            Property.  Buildings and improvements, store fixtures and other property are depreciated using the straight-line method over the estimated useful lives of the respective assets.  Leasehold improvements are amortized on a straight-line basis over an estimated useful life of 10 years, which is generally equal to or less than the initial lease term.  Accelerated depreciation methods are used for income tax purposes.  When assets are sold or retired, the costs and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations.  Depreciation and amortization expense for property was $44,215, $41,272 and $39,459 for the years ended December 31, 2000, 1999 and 1998, respectively.  In the event that facts and circumstances indicate that the carrying amount of property may not be recoverable, an evaluation would be performed using such factors as recent operating results, projected cash flows and management’s plans for future operations.

            Debt Issuance Costs.  Debt issuance costs are amortized over the terms of the related financing using the interest method and are included in other assets.

            Store Opening and Advertising Costs.  Store opening and advertising costs are charged to expense as they are incurred.

            Stock-Based Compensation.  Compensation expense for employee and director stock options is measured based on the excess, if any, of the quoted market price of the Company’s stock on the date of grant over the amount that must be paid to acquire the stock.

            Income Taxes.  Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities at currently enacted tax rates.  A valuation allowance for deferred income tax assets is recorded when it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

            Derivative Instruments, Hedging Activities and Other Comprehensive Income.  The Company holds no derivative instruments, engages in no hedging activities and has no significant items of other comprehensive income.

            Earnings Per Common Share.  Basic earnings per common share is computed by dividing net earnings by the weighted average number of common shares outstanding during each year.  Diluted earnings per common share is computed by dividing net earnings by the weighted average number of common shares outstanding during each year, increased by the effect of the assumed exercise of dilutive stock options and warrants.  For purposes of earnings per share computations, shares of common stock under the Company’s employee stock ownership plan, established in the third quarter of 1995, are not considered outstanding until they are committed to be released.

            Recently Issued Accounting Standards.  In June 1998, the Financial Accounting Standards Board issued Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“Statement No. 133”).  Statement No. 133, as amended by Statement No. 138 issued in June 2000, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.  As amended in June 1999 by Statement No. 137, Statement No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.  Adoption of Statement No. 133 as of January 1, 2001 had no material impact on the Company’s financial position or results of operations.

2.         Merger with Best Buy Co., Inc.

            On December 6, 2000, MSC entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Best Buy Co., Inc. and its direct wholly-owned subsidiary, EN Acquisition Corp. (the “Purchaser”).  Pursuant to the Merger Agreement, the Purchaser made a cash tender offer for all outstanding shares of common stock of MSC at a price of $12.55 per share.  In connection with the Merger Agreement, the Company amended its preferred stock purchase rights agreement to remove the distribution of rights that otherwise would occur after commencement of a tender offer and to provide for the rights to expire on or before acceptance of the tendered shares for payment.  Approximately 93.4% of the total outstanding shares were tendered by the expiration date of January 22, 2001.  The Purchaser acquired the remaining shares through its merger into MSC on January 31, 2001.  Upon completion of the tender offer and acceptance of the tendered shares for payment, all employee and director stock options and other stock awards became fully vested.  For each outstanding option with an exercise price below $12.55, the Purchaser made a payment equal to the excess of $12.55 over the exercise price as consideration for cancellation of the options.  Any outstanding option with an exercise price greater than $12.55 was converted into fully vested options to purchase stock of Best Buy Co., Inc.

            The Company incurred $23,271 of pretax expenses in connection with the merger, consisting of $18,970 of expenses related to the termination of employment contracts of two of the Company’s executives and $4,301 of legal, accounting, financial advisory and other expenses.

3.         Weighted Average Common Shares Outstanding

            A reconciliation of weighted average common shares used in the computation of basic and diluted earnings per common share is as follows:

	Years Ended December 31,
	2000	1999	1998
Weighted average common shares outstanding - basic	32,100,000	35,316,000	34,485,000

Dilutive effect of stock options	521,000	686,000	856,000
Dilutive effect of warrants	12,000	442,000	1,105,000

Weighted average common shares outstanding - diluted	32,633,000	36,444,000	36,446,000

Antidilutive stock options	2,571,000	1,969,000	831,000

            Antidilutive stock options had an exercise price greater than the average market price during the year.

4.         Long-term Debt

            Long-term debt consists of the following:

	December 31,
	2000	1999
Revolver borrowings, variable rates	$ -	$ -
9% senior subordinated notes, unsecured, due 2003	109,500	110,000
9 7/8% senior subordinated notes, unsecured, due 2008	149,038	148,950
Total long-term debt	$258,538	$258,950

            In September 1999, the Company established a standby $25,000 revolving credit facility.  The credit facility is collateralized by inventory in the Company’s Media Play stores and distribution facility in Franklin, Indiana, which had an aggregate carrying value, net of certain valuation reserves, of $186,673 at December 31, 2000.  The maximum available under the facility requires a minimum inventory in the aggregate of $150,000 at the specified locations and is reduced by outstanding letters of credit.  The initial term of the revolving credit facility expires in September 2002 and is renewable annually thereafter.  The Company is required to pay facility costs including an unused line fee and charges for outstanding letters of credit.  The Company also paid facility costs on a former credit facility. The Company had no revolver borrowing activity during the years ended December 31, 2000 and 1999.  For the year ended December 31, 1998, the weighted average interest rate, excluding facility costs, on revolver borrowings was 7.78%.  Total facility costs incurred for the years ended December 31, 2000, 1999 and 1998 were $105, $576 and $1,099, respectively.

            In April 1998, the Company completed an offering of $150,000 of 9 7/8% senior subordinated notes with an original issue discount of $1,183.  The net proceeds to the Company from the offering, after discounts, commissions and other offering costs were $144,317 and were used to repay $32,076 of outstanding mortgage notes payable and $112,241 of outstanding revolver borrowings.

            The Company has options to redeem the senior subordinated notes prior to maturity.  The 9% issue may be redeemed at 101.125% of par up to June 15, 2001 and at 100% of par on and after June 15, 2001.  The 9 7/8% issue may be redeemed at 104.938% of par on and after March 15, 2003 and thereafter at prices declining annually to 100% of par on and after March 15, 2006.  In 2000, the Company purchased through a market maker $500 of the 9% senior subordinated notes at 90% of par. The purchase was made under an authorization by the Company’s board of directors to repurchase up to $25,000 of either of the outstanding issues of senior subordinated notes by redemption or through the market maker.

            The indentures related to the senior subordinated notes contain financial covenants which limit, among other things, the ability of the Company to pay dividends, make certain other restricted payments or investments, incur additional indebtedness, dispose of assets, create liens on assets and enter into certain transactions with related parties.  The Company was in compliance with all covenants at December 31, 2000.

            The indentures to both issues of senior subordinated notes require the Company to notify the holders within 30 days following any change of control, as defined.  As of a date specified by the Company, within 60 days of the notice, the holders may exercise the right to require the Company to repurchase the notes at 101% of par.

5.         Income Taxes

            Income taxes consist of:

	Years Ended December 31,
	2000	1999	1998
Current:
Federal	$23,300	$30,600	$16,700
State, local and other	3,300	5,900	2,400
	26,600	36,500	19,100

Deferred:
Federal	(7,700)	(10,300)	(1,800)
State, local and other	(400)	(1,200)	(1,000)
	(8,100)	(11,500)	(2,800)
Total income taxes	$18,500	$25,000	$16,300

            The Company’s effective income tax rates differ from the federal statutory rate as follows:

	Years Ended December 31,
	2000	1999	1998
Federal statutory tax rate	35.0%	35.0%	35.0%
State and local income taxes, net of federal benefit	1.4	5.0	1.7
Valuation allowance	(7.0)	(10.7)	(7.0)
Merger related expenses	1.6	-	-
Other	0.2	0.7	0.3
Effective income tax rate	31.2%	30.0%	30.0%

            Components of deferred income taxes are as follows:

	December 31,
	2000	1999
Net current deferred tax asset:
Capitalized inventory costs	$5,310	$5,410
Inventory valuation	8,841	10,774
Compensation related	3,736	4,399
Merger related expenses	8,064	-
Store closings	1,502	2,524
Other accruals	3,210	2,675
Other, net	737	1,518
Total current deferred income taxes	$31,400	$27,300

	December 31,
	2000	1999
Net noncurrent deferred tax asset:
Depreciation	$(8,110)	$(10,106)
Rent expense	13,489	14,721
Amortization of intangible assets	(1,927)	(1,960)
Net pension liability	(241)	1,162
Other, net	789	283
Total noncurrent deferred income taxes, net	4,000	4,100
Valuation allowance	-	(4,100)
Net noncurrent deferred income taxes, net	$4,000	$ -

            The Company’s management believes it is more likely than not that the deferred income tax assets will be realized based on current income tax laws and assessments of taxable income within the carryback or carryforward periods for each year.  However, the amount of deferred tax assets considered realizable could be adjusted in the future if estimates of taxable income are revised.

6.         Employee Benefit Plans

            The Company has a non-contributory, defined benefit pension plan covering certain employees. Retirement benefits are a function of both years of service and the level of compensation.  The Company’s funding policy is to make an annual contribution equal to or exceeding the minimum required by the Employee Retirement Income Security Act of 1974.  Effective December 31, 1991, participation in the pension plan was frozen for employees hired on or after July 1, 1990.  Effective December 31, 2000, benefit accruals under the pension plan were discontinued and benefits were frozen.

            In October 1998, the Company established a non-qualified, unfunded Supplemental Executive Retirement Plan (“SERP”) to provide certain executives with pension benefits in excess of limits imposed by federal tax law.  The annual benefit amount is a function of both years of service and the level of compensation.  The benefit obligation for the SERP at December 31, 2000 and 1999 was $269 and $838, respectively.  For the years ended December 31, 2000 and 1999, pension expense for the SERP was $324 and $310, respectively.  In connection with the termination of employment contracts of two of the Company’s executives, special termination benefits under the SERP of $12,324 were paid. The contract terminations also resulted in curtailment and settlement gains in the SERP of $28 and $906, respectively.

            The funded status of the pension plans and the related accrued pension cost, using a measurement date of September 30, are as follows:

	December 31,
	2000	1999
Change in benefit obligation:
Benefit obligation at beginning of year	$12,355	$13,931
Service cost	651	755
Interest cost	1,042	982
Effect of assumption change	-	(2,240)
SERP special termination benefits	12,324	-
Actuarial gain	(573)	(524)
Benefits paid	(12,735)	(549)
Benefit obligation at end of year	13,064	12,355

Change in plan assets:
Fair value of plan assets at beginning of year	10,911	9,979
Actual return on plan assets	1,271	919
Employer contribution	12,806	562
Benefits paid	(12,735)	(549)
Fair value of plan assets at end of year	12,253	10,911

Funded status	(811)	(1,444)
Unrecognized gains	(643)	(2,889)
Unamortized prior service cost	454	1,180
Accrued pension cost	$(1,000)	$(3,153)

            The components of net pension expense are as follows:

	Years Ended December 31,
	2000	1999	1998
Components of net pension expense:
Service cost	$651	$755	$513
Interest cost	1,042	982	847
Expected return on plan assets	(917)	(835)	(916)
Amortization of prior service cost and gain	44	68	(6)
Net pension expense	820	970	438
Curtailment of pension benefit accruals	(1,400)	-	-
SERP special termination benefits, curtailment and settlement	11,390	-	-
Net pension expense after curtailment, special termination benefits and settlement	$10,810	$970	$438

            Assumptions used in computing pension data are as follows:

	December 31,
	2000	1999
Discount rate for benefit obligations	8.00%	8.00%
Expected long-term rate of return on plan assets	8.50	8.50
Rate of compensation increase for the SERP obligation	5.50	5.50

The Company established a defined contribution plan in 1992 for employees not covered by the pension plan.  The Company has a 401(k) plan, which is based on contributions made through payroll deductions and partially matched by the Company, covering substantially all employees. The Company’s matching contribution to the 401(k) plan is paid in stock of MSC under an employee stock ownership plan (“KSOP”).  The Company may also, at its discretion, make a supplemental cash matching contribution.  In 1995, to establish the KSOP, the Company made a loan to the KSOP trust for the purchase of 1,042,900 shares of the Company’s common stock in the open market.  In exchange, the Company received a note, the balance of which is recorded as deferred compensation and is reflected as a reduction of stockholders’ equity.  The Company recognizes compensation expense during the period the match is earned equal to the expected market value of the shares to be released to settle the match liability.  The number of KSOP shares committed to be released was 104,290 at December 31, 2000 and 1999.  At December 31, 2000 and 1999, the number of shares held in suspense was 417,160 and 521,450, respectively, and the market value of the shares held in suspense was $5,162 and $4,400, respectively.

            Expenses for the defined contribution and 401(k) plans for the years ended December 31, 2000, 1999 and 1998 totaled $1,682, $1,529 and $1,332, respectively.  Expenses for postemployment benefits were not material.  The Company does not offer or provide postretirement benefits other than pensions to its employees.

7.         Stock Plans

            The Company’s stock plans authorize the grant of stock options and other stock awards to officers, other employees and outside directors.  Stock options are generally exercisable over a period not to exceed 10 years after the grant date.  As stock options have been granted at exercise prices not less than the fair market value of the Company’s common stock on the date of the grant, no compensation expense has been recognized in connection with the grant of stock options.

            In 1999, the Company issued a restricted stock award of 30,000 shares to one of its officers. The shares are restricted from sale or transfer, with such restrictions lapsing over three years in equal installments beginning in 2001.  The issuance of the restricted stock resulted in compensation expense equal to the fair market value of the common stock at the date of the award, which is being amortized over the period the restricted shares vest.  The unamortized deferred compensation expense is a reduction of stockholders’ equity.

Stock option activity is as follows:

	2000		1999		1998
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	4,013,265	$9.29	3,513,414	$8.86	2,935,908	$6.20
Granted	1,165,800	7.58	677,350	10.60	1,193,775	13.65
Exercised	(225,486)	2.99	(91,227)	3.18	(475,292)	4.19
Canceled	(298,003)	10.07	(86,272)	8.37	(140,977)	9.57
Outstanding at end of year	4,655,576	9.12	4,013,265	9.29	3,513,414	8.86

Options exercisable at year end	2,003,607		1,383,106		955,997

Options available for future grant	1,502,844		370,641		966,052

            Stock options outstanding and exercisable at December 31, 2000 are as follows:

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$1.5000 to $2.5625	720,681	5.9	$1.951	520,987	$2.030
3.0000 to 4.5000	263,800	4.4	3.366	263,800	3.366
6.0625 to 8.7000	1,466,963	8.6	7.326	215,283	6.731
8.9375 to 12.5000	988,698	7.6	10.737	252,266	10.813
12.8750 to 21.7500	1,215,434	5.1	15.455	751,271	15.716
	4,655,576	6.8	9.116	2,003,607	8.949

            Pro forma data using the fair value of stock options is as follows:

	2000		1999		1998
	As Reported	Pro Forma	As Reported	Pro Forma	As Reported	Pro Forma
Net earnings	$40,755	$37,828	$58,380	$56,030	$38,033	$37,002
Earnings per common share:
Basic	$1.27	$1.18	$1.65	$1.59	$1.10	$1.07
Diluted	1.25	1.16	1.60	1.54	1.04	1.02

            The fair value of each stock option was estimated on the date of grant using the Black-Scholes option pricing model.  The pro forma data may not be representative of the effects on net earnings in future years because pro forma compensation expense related to grants made prior to 1996 is not considered, stock options vest over several years and additional stock options may be granted in the future.

            Fair value and assumptions were as follows:

	2000	1999	1998
Weighted average fair value of options granted	$5.35	$7.37	$9.53
Risk-free interest rate	6.5%	6.0%	5.2%
Expected stock price volatility	67%	66%	69%
Expected dividend yield	-	-	-
Expected life of stock options	7 years	7 years	7 years

8.         Common Stock

            On August 25, 1988, certain members of current and former management of the Company purchased common stock with restrictions (“Restricted Stock”) at $0.0025 per share.  Although holders of Restricted Stock have voting and dividend rights, no Restricted Stock is transferable until the holder has paid the Company the balance of the subscription price of $2.4975 or $4.4975 per share.  After August 25, 2003, the Company may, at its option, buy back the outstanding shares of Restricted Stock for $0.0025 per share.  At December 31, 2000 and 1999, the amount of subscriptions due for Restricted Stock outstanding of 1,618,426 shares and 1,724,204 shares, respectively, is reflected as a reduction of stockholders’ equity.

            During the years ended December 31, 2000 and 1999, the Company repurchased a total of 4,717,300 shares of common stock for an aggregate cost of $34,663.  The stock purchases were part of a program authorized by the Company’s board of directors to repurchase up to 6,000,000 shares of common stock on the open market.  During the year ended December 31, 2000, 135,360 shares were reissued in connection with awards under the Company’s stock option and incentive plans.

9.         Commitments

            Most of the Company’s retail stores are under operating leases with various remaining terms through 2016.  The leases have noncancelable terms that generally range from three to 20 years and many include renewal options for additional periods.  Certain store leases provide the Company with an early cancellation option if sales for a designated period do not reach a specified level as defined in the lease. Most of the store leases contain escalation clauses and require payment of real estate taxes, utilities, common area maintenance costs and contingent rentals based on percentages of sales in excess of specified minimums.  Certain store leases contain provisions restricting assignment, merger, change of control or transfer.  The Company also leases certain office and storage facilities, store fixtures and equipment, computers and automobiles under operating leases.

            Future minimum payments under operating leases with noncancelable terms in excess of one year at December 31, 2000 are:  2001, $122,573; 2002, $113,869; 2003, $96,456; 2004, $78,607; 2005, $57,096 and thereafter, $241,135.

            Total rent expense consists of the following:

	Years Ended December 31,
	2000	1999	1998
Minimum cash rents	$154,378	$151,918	$149,432
Straight-line recognition of leases with scheduled rent increases	(2,563)	(2,936)	(2,676)
Percentage rents	1,821	2,231	2,169
Total rent expense	$153,636	$151,213	$148,925

10.       Litigation

            On August 8, 2000, 30 Attorneys General served a complaint against the Company, five major record distributors and two other music specialty retailers in the U.S. District Court for the Southern District of New York (“AG’s suit”), which complaint has been subsequently amended to add additional states as plaintiffs and to reflect the transfer of the case to the U.S. District Court in Maine for handling under the Multidistrict Litigation Rules.  The AG’s suit alleges that the distributors and retailers conspired to violate the anti-trust laws and to fix prices by adopting and/or adhering to the labels’ Minimum Advertised Pricing Policies.  The complaint alleges that consumers were damaged in an unspecified amount and seeks treble damages and civil penalties.  Following the service of the AG’s suit, these same defendants, as well as certain other retailers, were named as defendants in four private class action suits, each with similar allegations as in the AG’s suit.  As of this date, the Company has been served with private class actions suits in the U.S. District Court in the Eastern District of Tennessee, the District of New Jersey, and the District of Alabama.  It has also been named in a suit filed in the Parish of East Baton Rouge, Louisiana, which the Company removed to U.S. District Court. These cases and others have been consolidated in the U.S. District Court in Maine as In RE: Compact Disc Minimum Advertised Price Antitrust Litigation, MDL DKT. No. 1361, Class Action.  The Company has filed an Answer denying liability, joined in a motion to dismiss and plans to undertake a vigorous defense.

            At this time, management is unable to make a prediction as to the potential damages or costs that the Company would incur if it did not prevail in this litigation.  Accordingly, the Company has not recorded any contingent liability in its financial statements in connection with this litigation. Legal costs are being charged to expense as they are incurred.

            The Company is a party to various other claims, legal actions and complaints arising in the ordinary course of business.  It is the opinion of management that the ultimate resolution of these matters will not have a material adverse effect on the financial position or results of operations of the Company.

11.       Related Party Transactions

            Donaldson, Lufkin & Jenrette Securities Corporation (“DLJSC”) acts as a market maker for the Company’s senior subordinated notes.  A member of the Company’s board of directors acted as a managing director of DLJSC until it was acquired by an affiliate of Credit Suisse First Boston Corporation, and now serves as a managing director of Credit Suisse First Boston Corporation.  In the ordinary course of business, DLJSC and its affiliates may actively trade or hold the securities of the Company for their own account or for the account of customers.  In connection with the merger, the Company incurred fees and expenses of $1,050 for financial advisory services performed by DLJSC.

12.       Fair Value of Financial Instruments

            The carrying amounts reported in the consolidated balance sheets at December 31, 2000 and 1999 for cash and cash equivalents, short-term investments, other current assets, accounts payable and other current liabilities approximate fair value because of the immediate or short-term nature of these financial instruments.

            The carrying amount of long-term debt and the related fair value, based on quoted market prices, are as follows:

	December 31, 2000		December 31, 1999
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
9% senior subordinated notes	$109,500	$104,660	$110,000	$105,600
9 7/8% senior subordinated notes	149,038	137,535	148,950	138,945

13.       Supplemental Balance Sheet Information

            Property consists of the following, at cost:

	December 31,
	2000	1999
Land and land improvements	$10,003	$10,003
Buildings	32,606	32,568
Leasehold improvements	269,367	250,064
Capitalized software	18,032	6,194
Store fixtures, equipment and other property	189,074	168,697
	519,082	467,526
Less accumulated depreciation and amortization	(257,884)	(230,976)
Property, net	$261,198	$236,550

            Other current liabilities consist of the following:

	December 31,
	2000	1999
Payroll and related taxes and benefits	$31,349	$31,157
Gift certificate and other deferred revenue	71,930	61,217
Sales taxes payable	20,043	20,380
Accrued store expenses and other	35,260	34,129
Income taxes payable	26,179	32,288
Total other current liabilities	$184,761	$179,171

            Other long-term liabilities consist of the following:

	December 31,
	2000	1999
Straight-line recognition of leases with scheduled rent increases	$22,765	$25,893
Deferred rent credits	11,063	10,482
Other	1,094	3,529
Total other long-term liabilities	$34,922	$39,904

14.       Segment Information

            The Company’s two reportable segments, stores and E-commerce, have been identified based on their method of retail distribution – stores and direct-to-consumer. The stores are supported by centralized corporate services and have similar economic characteristics, products and customers.  The Company’s retail E-commerce operations began in June of 1999.  The Company’s management utilizes various measurements to assess segment performance.  Segment information for E-commerce includes an allocation of certain corporate expenses.

	Years Ended December 31,
	2000			1999

	Stores and Other	E-commerce	Total	Stores and Other	E-commerce	Total
Sales (1)	$1,905,136	$9,463	$1,914,599	$1,890,538	$1,290	$1,891,828
Operating income (loss) (2)	115,875	(13,704)	102,171	112,229	(6,188)	106,041
Depreciation and amortization	42,453	1,762	44,215	40,626	650	41,276
Total assets	1,085,270	6,546	1,091,816	1,060,409	3,165	1,063,574
Capital expenditures	66,044	4,853	70,897	44,866	3,418	48,284

(1)	Sales for E-commerce in 2000 include shipping and handling charges to customers of $1,427. Shipping and handling revenues in 1999 were not material.
(2)	Amounts for the year ended December 31, 2000 exclude merger related expenses of $23,271.

15.       Quarterly Financial Data (Unaudited)

	Sales	Gross Profit	Net Earnings (2)	Basic Earnings per Common Share (1)(2)	Diluted Earnings per Common Share (1)(2)
2000:
First	$415,821	$152,537	$2,044	$0.06	$0.06
Second	402,486	152,485	1,714	0.05	0.05
Third	389,393	152,966	62	0.00	0.00
Fourth	706,899	255,868	36,935	1.17	1.14
Total	$1,914,599	$713,856	$40,755	$1.27	$1.25
1999:
First	$401,797	$143,577	$1,374	$0.04	$0.04
Second	381,059	143,128	1,499	0.04	0.04
Third	386,337	145,971	728	0.02	0.02
Fourth	722,635	258,159	54,779	1.58	1.53
Total	$1,891,828	$690,835	$58,380	$1.65	$1.60

(1)	The totals of basic and diluted earnings per common share by quarter may not equal the totals for the year as there are changes in the weighted average number of common shares outstanding each quarter and basic and diluted earnings per common share are calculated independently for each quarter.
(2)	Amounts for the three months and year ended December 31, 2000 include merger related expenses of $23,271 ($15,171 after tax, or $0.47 and $0.46 per diluted share for the respective three months and year ended December 31, 2000)